Exhibit 8

ADVANCED SEMICONDUCTOR ENGINEERING, INC.

LIST OF SUBSIDIARIES

A.	ASE Holding Limited, a corporation organized under the laws of Bermuda, and its subsidiaries:

(1)	ASEP Realty Corporation, a corporation organized under the laws of the Philippines (in the process of being liquidated);

(2)	ASE Holding Electronics (Philippines) Inc., a corporation organized under the laws of the Philippines (in the process of being liquidated); and

(3)	ASE Investment (Labuan) Inc., a holding company organized under the laws of Malaysia, and its wholly-owned subsidiary, ASE (Korea) Inc., a corporation organized under the laws of Korea.

B.	ASE Marketing and Service Japan Co., Ltd., a corporation organized under the laws of Japan.

C.	ASE Network Inc., a corporation organized under the laws of the Republic of China.

D.
Omniquest Industrial Limited, a holding company organized under the laws of the British Virgin Islands, and its wholly-owned subsidiary, ASE Corporation, a holding company organized under the laws of the Cayman Islands, and its subsidiaries:

(1)	ASE Mauritius Inc., a holding company organized under the laws of Mauritius, and its subsidiaries:

(a)
ASE (Shanghai) Inc., a corporation organized under the laws of the People's Republic of China, and its subsidiaries, Shanghai Ding Hui Real Estate Development Co., Ltd., a corporation organized under the laws of the People’s Republic of China, and Advanced Semiconductor Engineering (HK) Limited, a corporation organized under the laws of Hong Kong;

(b)	ASE Hi-Tech (Shanghai) Inc., a corporation organized under the laws of the People’s Republic of China; and

(c)	ASE (KunShan) Inc., a corporation organized under the laws of the People's Republic of China.

(2)	ASE Labuan Inc., a holding company organized under the laws of Malaysia, and its subsidiary, ASE Electronics Inc, a corporation organized under the laws of the Republic of China.

E.
Innosource Limited, a holding company organized under the laws of the British Virgin Islands, and its wholly-owned subsidiary, ASE Module (Shanghai) Inc., a corporation organized under the laws of the People's Republic of China.

F.	ASE Technologies, Inc., a corporation organized under the laws of the Republic of China (in the process of being liquidated);

G.	J&R Holding Limited, a holding company organized under the laws of Bermuda, and its subsidiaries:

(1)	J&R Industrial Inc., a corporation organized under the laws of the Republic of China;

(2)	ASE Japan Co., Ltd., a corporation organized under the laws of Japan;

(3)	ASE (U.S.) Inc., a corporation organized under the laws of the State of California, U.S.A.;

(4)	PowerASE Technology Inc., a corporation organized under the laws of the Republic of China;

(5)	Global Advanced Packaging Technology Limited, a holding company organized under the laws of the Cayman Islands, and its subsidiaries:

(a)
ASE Assembly & Test (H.K.) Limited, a corporation organized under the laws of Hong Kong, and its subsidiary, Global Advanced Packaging Technology North America Inc., a corporation organized under the laws of the State of California, U.S.A. (in the process of being liquidated); and

(b)
ASE Assembly & Test (Shanghai) Limited, a corporation incorporated under the laws of the People’s Republic of China, and its subsidiary, Wei Yu Hong Xin Semiconductors Inc., a corporation incorporated under the laws of the People’s Republic of China;

(6)	Suzhou ASEN Semiconductors Co., Ltd., a corporation organized under the laws of the People’s Republic of China; and

(7)	ASE Weihai Inc., a corporation organized under the laws of the People’s Republic of China;

H.	ASE Test Limited, a holding company organized under the laws of Singapore, which has one 99.99%-owned and three wholly-owned subsidiaries:

(1)	ASE Test, Inc., a corporation organized under the laws of the Republic of China (99.99% owned by ASE Test Limited);

(2)
ASE Test Holdings, Ltd., a holding company organized under the laws of Cayman Islands and its wholly-owned subsidiary, ISE Labs, Inc., a corporation organized under the laws of the State of California, U.S.A. and its subsidiary, ASE Singapore Pte Ltd, a corporation organized under the laws of Singapore;

(3)	ASE Test Finance Limited, a holding company organized under the laws of Mauritius; and

(4)
ASE Holdings (Singapore) PTE Ltd., a holding company organized under the laws of Singapore and its wholly-owned subsidiary, ASE Electronics (M) SDN, BHD (Malaysia), Inc., a corporation organized under the laws of Malaysia;

I.	Advanced Semiconductor Engineering, Inc. has a controlling interest in the following companies:

(1)	Universal Scientific Industrial Co., Ltd., a corporation organized under the laws of the Republic of China;

(2)	Hung Ching Development & Construction Co. Ltd., a corporation organized under the laws of the Republic of China;

(3)	Hung Ching Kwan Co., a corporation organized under the laws of the Republic of China; and

(4)	InProComm Inc., a corporation organized under the laws of the Republic of China (in the process of being liquidated);